PRICING SUPPLEMENT

Pricing Supplement Dated: March 31st, 2002	Rule 424(b)(2)
(To Prospectus Supplement Dated May 3, 2002 and Prospectus Dated April 12,2000)	File No. 333-33814
Pricing Supplement No. 0038

U.S. $ 500,000,000

MARSHALL & ILSLEY CORPORATION

MINOTESSM

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Trade Date: 04/07/03

Issue Date: 04/10/03

Purchasing Agent: A.G. Edwards & Sons, Inc.

Agents: Robert W. Baird & Co., Prudential Securities,

UBS PaineWebber Inc.

CUSIP	AGGREGATE PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO ISSUER	SENIOR OR SUB-ORDINATED	INTEREST RATE
57183MBR0	$2,377,000.00	100%	2.00%	$2,329,460.00	Senior	5.20%

INTEREST PAYMENT FREQUENCY	FIRST COUPON DATE	MATURITY DATE	SURVIVOR'S OPTION	REDEMPTION OR REPAYMENT YES/NO	REDEMPTION/ REPAYMENT TERMS
Monthly	5/15/03	4/15/18	Yes	Yes	4/15/06

Other Terms: Marshall & Ilsley Corporation MiNotes will be subject to redemption at the option of Marshall & Ilsley Corporation, at Par on the Interest Payment Date(s) occurring on or after 4/15/06 at a redemption price equal to 100% of the principal amount of the Marshall & Ilsley MiNotes, plus any accrued interest thereon, if any, upon at least 30 days prior notice to DTC, as the holder of the notes, as described in the Prospectus Supplement.